Exhibit 10.1

RENTECH INC.
2006 INCENTIVE AWARD PLAN

STOCK OPTION GRANT NOTICE AND
STOCK OPTION AGREEMENT

          Rentech, Inc., a Colorado corporation (the “Company”), pursuant to its 2006 Incentive Award Plan (the “Plan”), hereby grants to the holder listed below (“Participant”), an option to purchase the number of shares of the Company’s common stock, par value $.01 (“Stock”), set forth below (the “Option”).  This Option is subject to all of the terms and conditions set forth herein, in the Stock Option Agreement attached hereto as Exhibit A (the “Stock Option Agreement”) and the Plan, which are incorporated herein by reference.  All capitalized terms used in this Grant Agreement, but not defined, shall have the meanings provided in the Plan.

Participant:

Grant Date:

Exercise Price per Share:	$

Total Exercise Price:	$

Total Number of Shares Subject to the Option:		shares

Expiration Date:

Type of Option:	☐	Incentive Stock Option	☐	Non-Qualified Stock Option

Vesting Schedule:

The Option shall vest and become exercisable with respect to one-third of the shares of Stock subject thereto on each of the first three anniversaries of the Grant Date, so that the Option shall be vested and exercisable with respect to all of the shares of Stock subject thereto on the third anniversary of the Grant Date, subject in each case to Participant’s continued employment with the Company on each such date.

          By his or her signature, the Participant agrees to be bound by the terms and conditions of the Plan, the Stock Option Agreement and this Grant Notice.  The Participant has reviewed the Stock Option Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Stock Option Agreement and the Plan.  Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or relating to the Option.

RENTECH, INC.	PARTICIPANT

By:	By:

Print Name:	Print Name:

Title:

Address:	Address:

EXHIBIT A

TO STOCK OPTION GRANT NOTICE

STOCK OPTION AGREEMENT

          Pursuant to the Stock Option Grant Notice (the “Grant Notice”) to which this Stock Option Agreement (this “Agreement”) is attached, Rentech, Inc., a Colorado corporation (the “Company”), has granted to the Participant an option under the Company’s 2006 Incentive Award Plan (the “Plan”) to purchase the number of shares of Stock indicated in the Grant Notice.

ARTICLE I.

GENERAL

          1.1     Defined Terms.  Wherever the following terms are used in this Agreement they shall have the meanings specified below, unless the context clearly indicates otherwise.  Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.

                    (a)     “Administrator” shall mean the Board or the Committee responsible for conducting the general administration of the Plan in accordance with Article 12 of the Plan; provided that if the Participant is an Independent Director, “Administrator” shall mean the Board.

                    (b)     “Termination of Consultancy” shall mean the time when the engagement of the Participant as a Consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, by resignation, discharge, death or retirement, but excluding:  (a) terminations where there is a simultaneous employment or continuing employment of the Participant by the Company or any Subsidiary, and (b) terminations where there is a simultaneous re-establishment of a consulting relationship or continuing consulting relationship between the Participant and the Company or any Subsidiary.  The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Consultancy, including, but not by way of limitation, the question of whether a particular leave of absence constitutes a Termination of Consultancy.  Notwithstanding any other provision of the Plan, the Company or any Subsidiary has an absolute and unrestricted right to terminate a Consultant’s service at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

                    (c)     “Termination of Directorship” shall mean the time when the Participant, if he or she is or becomes an Independent Director, ceases to be a Director for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, death or retirement.  The Board, in its sole and absolute discretion, shall determine the effect of all matters and questions relating to Termination of Directorship with respect to Independent Directors.

                    (d)     “Termination of Employment” shall mean the time when the employee-employer relationship between the Participant and the Company or any Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding:  (a) terminations where there is a simultaneous reemployment or continuing employment of the Participant by the Company or any Subsidiary, and (b) terminations where there is a simultaneous establishment of a consulting relationship or continuing consulting relationship between the Participant and the Company or any Subsidiary.  The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a particular leave of absence constitutes a Termination of Employment; provided, however, that, if this Option is an Incentive Stock Option, unless otherwise determined by the Administrator in its discretion, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Employment if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section.

                     (e)     “Termination of Services” shall mean the Participant’s Termination of Consultancy, Termination of Directorship and/or Termination of Employment, as applicable.

          1.2     Incorporation of Terms of Plan.  The Option is subject to the terms and conditions of the Plan which are incorporated herein by reference.  In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

ARTICLE II.

GRANT OF OPTION

          2.1     Grant of Option.  In consideration of the Participant’s past and/or continued employment with or service to the Company or a Subsidiary and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), the Company irrevocably grants to the Participant the Option to purchase any part or all of an aggregate of the number of shares of Stock set forth in the Grant Notice, upon the terms and conditions set forth in the Plan and this Agreement.  The Option shall be a Non-Qualified Stock Option or an Incentive Stock Option, as designated in the Grant Notice and, in the case of an Incentive Stock Option, as permitted by law.

          2.2     Exercise Price.  The exercise price of the shares of Stock subject to the Option shall be as set forth in the Grant Notice, provided, that the price per share of the shares of Stock subject to the Option shall not be less than 100% of the Fair Market Value of a share of Stock on the Grant Date.  Notwithstanding the foregoing, if this Option is designated as an Incentive Stock Option and the Participant owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any “subsidiary corporation” of the Company or any “parent corporation” of the Company (each within the meaning of Section 424 of the Code), the price per share of the shares of Stock subject to the Option shall not be less than 110% of the Fair Market Value of a share of Stock on the Grant Date.

          2.3     Consideration to the Company.  In consideration of the grant of the Option by the Company, the Participant agrees to render faithful and efficient services to the Company or any Subsidiary.  Nothing in the Plan or this Agreement shall confer upon the Participant any right to continue in the employ or service of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of the Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and the Participant.

ARTICLE III.

PERIOD OF EXERCISABILITY

          3.1     Commencement of Exercisability.

                    (a)     Subject to any limitations contained in this Stock Option Agreement, the Option shall become vested and be exercisable in such amounts and at such times as are set forth in the Grant Notice.

                    (b)     No portion of the Option which has not become vested and exercisable at the date of the Participant’s Termination of Services shall thereafter become vested and exercisable, except as may be otherwise provided by the Administrator or as set forth in a written agreement between the Company or any of its Subsidiaries and the Participant.

                    (c)     Notwithstanding Sections 3.1(a) and 3.1(b), pursuant to Section 11.2 of the Plan, the Option may, in the sole discretion of the Administrator, become fully vested and exercisable in the event of a Change in Control in connection with which the successor corporation does not assume the Option or substitute an equivalent right for the Option.  Should the successor corporation assume the Option or substitute an equivalent right, then no such acceleration shall apply.

          3.2     Duration of Exercisability.  The installments provided for in the vesting schedule set forth in the Grant Notice are cumulative.  Each such installment which becomes vested and exercisable pursuant to the vesting schedule set forth in the Grant Notice shall remain vested and exercisable until it becomes unexercisable under Section 3.3.

          3.3     Expiration of Option.  The Option may not be exercised to any extent by anyone after the first to occur of the following events:

                    (a)     The expiration of ten years from the Grant Date;

                    (b)     If this Option is designated as an Incentive Stock Option and the Participant owned (within the meaning of Section 424(d) of the Code), at the time the Option was granted, more than 10% of the total combined voting power of all classes of stock of the Company or any “subsidiary corporation” of the Company or any “parent corporation” of the Company (each within the meaning of Section 424 of the Code), the expiration of five years from the Grant Date;

                    (c)     The expiration of six months from the date of the Participant’s Termination of Services unless such Termination of Services occurs by reason of the Participant’s death or Disability; and

                    (d)     The expiration of one year from the date of the Participant’s Termination of Services by reason of the Participant’s death or Disability.

          The Participant acknowledges that an Incentive Stock Option exercised more that three months after the Participant’s Termination of Employment, other than by reason of death or Disability, will be taxed as a Non-Qualified Stock Option.

          3.4     Special Tax Consequences.  The Participant acknowledges that, to the extent that the aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options, including the Option, are exercisable for the first time by the Participant in any calendar year exceeds $100,000, the Option and such other options shall be Non-Qualified Stock Options to the extent necessary to comply with the limitations imposed by Section 422(d) of the Code.  The Participant further acknowledges that the rule set forth in the preceding sentence shall be applied by taking the Option and other “incentive stock options” into account in the order in which they were granted, as determined under Section 422(d) of the Code and the Treasury Regulations thereunder.

ARTICLE IV.

EXERCISE OF OPTION

          4.1     Person Eligible to Exercise.  Except as provided in Section 5.2(b) below, during the lifetime of the Participant, only the Participant may exercise the Option or any portion thereof.  After the death of the Participant, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3 above, be exercised by the Participant’s personal representative or by any person empowered to do so under the deceased Participant’s will or under then-applicable laws of descent and distribution.

          4.2     Partial Exercise.  Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3 above.

          4.3     Manner of Exercise.  The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company (or any third party administrator or other person or entity designated by the Administrator) of all of the following prior to the time when the Option or such portion thereof becomes unexercisable under Section 3.3 above:

                    (a)     An Exercise Notice in a form specified by the Administrator, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Administrator;

                    (b)     The receipt by the Company of full payment for the shares of Stock with respect to which the Option or portion thereof is exercised, including payment of any applicable withholding tax, which may be in one or more of the forms of consideration permitted under Section 4.4 below;

                    (c)     Any other written representations as may be required in the Administrator’s sole discretion to evidence compliance with the Securities Act or any other applicable law rule, or regulation; and

                    (d)     In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 above by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Option, as determined in the sole discretion of the Administrator.

          Notwithstanding any of the foregoing, the Company shall have the right to specify all conditions of the manner of exercise, which conditions may vary and which may be subject to change from time to time.

          4.4     Method of Payment.  Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of the Participant:

                    (a)     Cash;

                    (b)     Check;

                    (c)     With the consent of the Administrator, delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate exercise price; provided, that payment of such proceeds is then made to the Company upon settlement of such sale;

                    (d)     With the consent of the Administrator, surrender of other shares of Stock which (A) in the case of shares of Stock acquired from the Company, have been owned by the Participant for more than six (6) months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the shares of Stock with respect to which the Option or portion thereof is being exercised;

                    (e)     With the consent of the Administrator, surrendered shares of Stock issuable upon the exercise of the Option having a Fair Market Value on the date of exercise equal to the aggregate exercise price of the shares of Stock with respect to which the Option or portion thereof is being exercised; or

                    (f)     With the consent of the Administrator, property of any kind which constitutes good and valuable consideration.

          4.5     Conditions to Issuance of Stock Certificates.  The shares of Stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares of Stock or issued shares of Stock which have then been reacquired by the Company.  The Company shall not be required to issue or deliver any shares of Stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions:

                    (a)     The admission of such shares of Stock to listing on all stock exchanges on which such Stock is then listed;

                    (b)     The completion of any registration or other qualification of such shares of Stock under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable;

                    (c)     The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;

                    (d)     The receipt by the Company of full payment for such shares of Stock, including payment of any applicable withholding tax, which may be in one or more of the forms of consideration permitted under Section 4.4; and

                    (e)     The lapse of such reasonable period of time following the exercise of the Option as the Administrator may from time to time establish for reasons of administrative convenience.

          4.6     Rights as Stockholder.  The holder of the Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares of Stock purchasable upon the exercise of any part of the Option unless and until such shares of Stock shall have been issued by the Company to such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).  No adjustment will be made for a dividend or other right for which the record date is prior to the date the shares of Stock are issued, except as provided in Section 11.1 of the Plan.

ARTICLE V.

OTHER PROVISIONS

          5.1     Administration.  The Administrator shall have the power to interpret the Plan and this Option Agreement and to adopt such rules for the administration, interpretation and application of the Plan and this Option Agreement as are consistent therewith and to interpret, amend or revoke any such rules.  All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon Participant, the Company and all other interested persons.  No member of the Committee or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the Option.

          5.2     Option Not Transferable.

                    (a)     Subject to Section 5.2(b), the Option may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the shares of Stock underlying the Option have been issued, and all restrictions applicable to such shares of Stock have lapsed.  Neither the Option nor any interest or right therein shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

                    (b)     Unless transferred to a permitted transferee in accordance with Section 10.3 of the Plan, during the lifetime of the Participant, only the Participant may exercise the Option or any portion thereof.  Subject to such conditions and procedures as the Administrator may require, a permitted transferee may exercise the Option or any portion thereof during Participant’s lifetime.  After the death of Participant, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3 above, be exercised by Participant’s personal representative or by any person empowered to do so under the deceased Participant’s will or under then-applicable laws of descent and distribution.

          5.3     Adjustments.  The Participant acknowledges that the Option is subject to modification and termination in certain events as provided in this Agreement and Article 11 of the Plan.

          5.4     Notices.  Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the address given beneath the signature of the Company’s authorized officer on the Grant Notice, and any notice to be given to Participant shall be addressed to Participant at the address given beneath Participant’s signature on the Grant Notice.  By a notice given pursuant to this Section 5.4, either party may hereafter designate a different address for notices to be given to that party.  Any notice which is required to be given to Participant shall, if Participant is then deceased, be given to the person entitled to exercise his or her Option pursuant to Section 4.1 above by written notice under this Section 5.4.  Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

          5.5     Titles.  Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

          5.6     Governing Law; Severability.  The laws of the State of Colorado shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

          5.7     Conformity to Securities Laws.  The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations.  Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations.  To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

          5.8     Amendments, Suspension and Termination.  To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator, provided, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely effect the Option in any material way without the prior written consent of the Participant.

          5.9     Successors and Assigns.  The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer herein set forth in Section 5.2 above, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.

          5.10     Notification of Disposition.  If this Option is designated as an Incentive Stock Option, Participant shall give prompt notice to the Company of any disposition or other transfer of any shares of Stock acquired under this Agreement if such disposition or transfer is made (a) within two years after the Grant Date with respect to such shares of Stock or (b) within one year after the transfer of such shares of Stock to him.  Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by Participant in such disposition or other transfer.

          5.11     Limitations Applicable to Section 16 Persons.  Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Option and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule.  To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule

          5.12     Not a Contract of Employment.  Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue to serve as an employee or other service provider of the Company or any of its Subsidiaries.

          5.13     Entire Agreement.  The Plan, the Grant Notice and this Agreement (including all Exhibits thereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

          5.14     Section 409A.  Notwithstanding any other provision of the Plan, this Agreement or the Grant Notice, the Plan, this Agreement and the Grant Notice shall be interpreted in accordance with, and incorporate the terms and conditions required by, Section 409A of the U.S. Internal Revenue Code of 1986, as amended (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”).   The Committee may, in its discretion, adopt such amendments to the Plan, this Agreement or the Grant Notice or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Committee determines are necessary or appropriate to comply with the requirements of Section 409A.